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                                                                    Exhibit 10.1

                                 AMENDMENT NO. 3
                                       TO
                      NETWORK MEMBERSHIP LICENSE AGREEMENT

               AMENDMENT NO. 3 TO NETWORK MEMBERSHIP LICENSE AGREEMENT ("Amendment No. 3") dated as of April 4, 2002, by and between AT&T Corp., a New York corporation, with offices located at 32 Avenue of the Americas, New York, New York 10013, for itself and its affiliated companies (collectively, "Licensor"), and Triton PCS Operating Company L.L.C., a Delaware limited liability company, with offices located at 1100 Cassatt Road, Berwyn, PA 19312 ("Licensee"). Certain capitalized terms used herein and not otherwise defined have the meaning assigned to such terms in the License Agreement referred to below.

               WHEREAS, Licensee and Licensor are parties to that certain Network Membership License Agreement, dated as of February 4, 1998 (as amended, and including the terms and conditions of the letter from Mary Hawkins-Key to Andrew Price, dated October 20,1998, the "License Agreement"), pursuant to which Licensor licensed and allowed Licensee to use the Licensed Marks in the Licensed Territory on the terms set forth in the License Agreement;

               WHEREAS, AT&T Wireless PCS LLC ("AT&T PCS"), and certain affiliates of Licensee are parties to that certain Exchange and Acquisition Agreement, dated as of November 15, 2001 (the "Exchange and Acquisition Agreement"), pursuant to which, among other things, effective upon the closing of the transactions contemplated by the Exchange and Acquisition Agreement (the "Exchange and Acquisition Closing"), Triton PCS License Company L.L.C. (an Affiliate of Licensee, "Triton License Company") will acquire from AT&T PCS a 20 MHz A Block PCS license covering the entirety of Bulloch and Screven Counties, Georgia (the "Assigned Atlanta License"), as more fully described, and upon the terms set forth, therein; and

               WHEREAS, pursuant to the Exchange and Acquisition Agreement it was agreed, and Licensor and Licensee desire, that, effective upon the Exchange and Acquisition Closing (which is occurring as of the date hereof), the term "Licensed Territory" as used in the License Agreement be amended to include Bulloch and Screven Counties, Georgia.

               NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

               1. Amendment. Schedule C to the License Agreement is hereby amended to include Bulloch and Screven Counties, Georgia in the Licensed Territory for the Savannah, Georgia BTA set forth in Item IV therein.

               2. Severability of Provisions. Any provision of this Amendment No. 3 which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the
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remaining provisions hereof or affecting the validity or remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

               3. Agreement to Remain in Full Force and Effect. This Amendment No. 3 shall be deemed to be an amendment to the License Agreement. All references to the License Agreement in any other agreements or documents shall on and after the date hereof be deemed to refer to the License Agreement as amended hereby. Except as amended hereby, the License Agreement shall remain in full force and effect and is hereby ratified, adopted and confirmed in all respects.

               4. Headings. The headings in this Amendment No. 3 are inserted for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Amendment No. 3 or any provision thereof.

               5. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.


               6. Applicable Law; Jurisdiction. The construction, performance and interpretation of this Agreement shall be governed by the U.S. Trademark Act, 15 U.S.C. 1051 et seq., and the internal, substantive laws of the State of New York, without regard to its principles of conflicts of law; provided that if the foregoing laws should be modified during the term hereof in such a way as to adversely affect the original intent of the parties, the parties will negotiate in good faith to amend this Amendment No. 3 to effectuate their original intent as closely as possible.

                            [Signature Page Follows]



                                       2
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Executed as of the date first written above.

                             AT&T CORP.



                             By         /s/Frank L. Politano
                               -------------------------------------------------
                                        Name:  Frank L. Politano
                                        Title: Assistant Secretary


                             TRITON PCS OPERATING COMPANY L.L.C.
                             By:        Triton Management Company, Inc.,
                                        its Manager



                             By         /s/David D. Clark
                               -------------------------------------------------
                                        Name:  David D. Clark
                                        Title: Executive Vice President & Chief
                                               Financial Officer


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